Filed Pursuant to Rule 424(b)(3)

Registration No. 333-291385

PROSPECTUS

10,045,455 American Depositary Shares Representing 351,590,925 Ordinary Shares

This prospectus relates to the resale from time to time of up to 10,045,455 American Depositary Shares (“ADSs”) representing 351,590,925 ordinary shares, no par value per share (“Ordinary Shares”) of Quoin Pharmaceuticals Ltd. (the “Company” or “Quoin”) by the selling shareholders identified in this prospectus, including their pledgees, assignees or successors-in-interest (collectively, the “Selling Shareholders”). The ADSs being registered for resale herewith consist of: (i) 15,152 ADSs (the “Closing ADSs”) which Closing ADSs were issued pursuant to that certain securities purchase agreement (“the “Purchase Agreement”), dated as of October 10, 2025, by and among us and the purchasers named therein (the “Purchasers”); (ii) 1,993,939 ADSs (the “Pre-Funded ADSs”) issued or issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) that were issued pursuant to the Purchase Agreement, (iii) 2,009,091 ADSs (the “Series H ADSs”) issuable upon the exercise of Series H warrants (the “Series H Warrants”) (or upon the exercise of Exchange Warrants (as defined below) initially issued upon the exercise of the Series H Warrants) that were issued together with the Closing ADSs or the Pre-Funded Warrants, as applicable, pursuant to the Purchase Agreement; (iv) 2,009,091 ADSs (the “Series I ADSs”) issuable upon the exercise of Series I warrants (the “Series I Warrants”) (or upon the exercise of Exchange Warrants initially issued upon the exercise of the Series I Warrants) that were issued together with the Closing ADSs or the Pre-Funded Warrants, as applicable, pursuant to the Purchase Agreement; (v) 2,009,091 ADSs (the “Series J ADSs”) issuable upon the exercise of Series J warrants (the “Series J Warrants”) (or upon the exercise of Exchange Warrants initially issued upon the exercise of the Series J Warrants) that were issued together with the Closing ADSs or the Pre-Funded Warrants, as applicable, pursuant to the Purchase Agreement; and (vi) 2,009,091 ADSs (the “Series K ADSs” and with the Series H ADSs, the Series I ADSs, and the Series J ADSs, collectively referred to herein as, the “Ordinary Warrant ADSs”) issuable upon the exercise of Series K warrants (the “Series K Warrants”) (or upon the exercise of Exchange Warrants initially issued upon the exercise of the Series K Warrants) that were issued together with the Closing ADSs or the Pre-Funded Warrants, as applicable, pursuant to the Purchase Agreement. The Series K Warrants together with the Series H Warrants, the Series I Warrants, and the Series J Warrants, are collectively referred to herein as the “Ordinary Warrants.” The ADSs being offered hereby were issued, or are issuable, pursuant to Pre-Funded Warrants or Ordinary Warrants issued, in a private placement transaction that closed on October 14, 2025 (the “Private Placement”).

We are not offering any ADSs under this prospectus and will not receive any proceeds from the sale or other disposition of the ADSs representing Ordinary Shares covered hereby. However, we could receive up to $88.7 million if all of the Ordinary Warrants issued to the Selling Shareholders are exercised for cash. See “Use of Proceeds” beginning on page 10 of this prospectus.

The issuance of the ADSs covered by this prospectus could cause substantial dilution to our existing shareholders. The number of ADSs covered by this prospectus (and not currently outstanding) represents approximately 1,193% of the number of ADSs outstanding as of the date of this prospectus. The actual number of ADSs that we issue to the Selling Shareholders may be less than the aggregate number of ADSs covered by this prospectus. Please refer to the risk factor entitled “The issuance of the ADSs covered by this prospectus could significantly increase the total number of ADSs in the public market and thereby cause our existing shareholders to experience substantial dilution” on page 6 of this prospectus. For additional information on the terms of the Ordinary Warrants, you should refer to the section of this prospectus entitled “The Private Placement.”

Any ADSs subject to resale hereunder will have been issued by us and received by the Selling Shareholders prior to any resale of such ADSs pursuant to this prospectus.

We are filing the registration statement on Form S-3 of which this prospectus forms a part to fulfill certain contractual obligations to the Selling Shareholders relating to the resale by the Selling Shareholders of the ADSs offered hereby. See “Selling Shareholders” beginning on page 14 of this prospectus for more information about the Selling Shareholders. The registration of the Ordinary Shares to which this prospectus relates does not require the Selling Shareholders to sell any of their ADSs.

The Selling Shareholders identified in this prospectus, or their pledgees, assignees or their respective successors-in-interest, from time to time may offer and sell through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices the ADSs held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution” beginning on page 20 of this prospectus for more information about how the Selling Shareholders may sell their respective ADSs. The Selling Shareholders may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Private Placement, we agreed, pursuant to a registration rights agreement, dated October 10, 2025, that we entered into with the Selling Shareholders (the “Registration Rights Agreement”), to bear all of the expenses in connection with the registration of the resale of the ADSs pursuant to this prospectus. The Selling Shareholders will pay or assume all commissions, discounts and fees of underwriters, agents, selling brokers or dealer managers and similar expenses, if any, attributable to their respective sales of such ADSs.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”

Our ADSs are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “QNRX.” On December 3, 2025, the closing price of our ADSs on Nasdaq was $17.83 per share.

Investing in our ADSs involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus, as described beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is December 4, 2025

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the ADSs offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.quoinpharma.com., shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the ADSs offered hereunder.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Quoin,” “Quoin Ltd.,” the “Company,” “us,” “we”, “our” and the “Registrant” refer to Quoin Pharmaceuticals Ltd., an Israeli company, and its consolidated subsidiaries and “this offering” refers to the offering contemplated in this prospectus.

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About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Shareholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the Selling Shareholders of the ADSs offered by them described in this prospectus.

This prospectus provides you with a general description of the ADSs the Selling Shareholders may offer. A prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any post-effective amendment, or any applicable prospectus supplement or free-writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Shareholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the ADSs offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

Prospectus Summary

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering and the documents incorporated by reference herein, including the information included under the heading titled “Risk Factors.”

Overview

We are a late-stage clinical specialty pharmaceutical company focused on the development and commercialization of therapeutic products that treat rare and orphan diseases for which there are currently very limited or no approved treatments or cures. Our lead product, QRX003, is under clinical development as a potential treatment for Netherton Syndrome (NS), a rare hereditary genetic disease. QRX003 is in two pivotal registrational clinical studies under an open Investigational New Drug (IND) application with the Food and Drug Administration (FDA). We have opened six clinical sites in the United States (US) and are opening sites internationally in the United Kingdom, Spain, The Netherlands, Germany and the Middle East. QRX003 is currently being tested in two pediatric NS patients at the Children’s Hospital in Dublin, Ireland and we are expanding this study to include two additional children with NS in Austria. QRX003 is also being developed as a potential treatment for Peeling Skin Syndrome with the first subject being treated in New Zealand. We are planning to expand this study to include up to three additional pediatric subjects. In addition, we entered into a Research Agreements with the Queensland University of Technology, under which we have obtained an option for a global license to QRX008 for the potential treatment of scleroderma, as well as a Research Agreement with University College Cork for the development of novel topical formulations of rapamycin (sirolimus) as potential treatments for a number of rare and orphan diseases, including microcystic lymphatic malformations, venous malformations and angiofibroma’s. On November 11, 2025 we announced that the target rapamycin concentrations of 4% and 5% had been achieved for a topical lotion formulation and a dermal patch, respectively. Clinical testing of these rapamycin formulations is anticipated to commence in the first half of 2026. On June 24, 2025 we announced that the FDA had granted Rare Pediatric Disease Designation for QRX003 and on October 21, 2025, we announced that the FDA granted Orphan Drug Designation to QRX003, both for the treatment of Netherton Syndrome. The designations follow previously granted Orphan Drug Designation by the European Medicines Agency in May 2025. The FDA’s Orphan Drug Designation program provides orphan status to therapies intended for the treatment, diagnosis, or prevention of rare diseases that affect fewer than 200,000 people in the United States. This designation provides certain benefits, including tax credits for qualified clinical testing, waiver or partial payment of FDA application fees and seven years of market exclusivity, if approved.

Our mission is to develop and commercialize proprietary therapeutic drug products that treat rare and orphan diseases, particularly those where none currently exists. To achieve this, we plan to:

•	complete the late-stage clinical testing of QRX003 in NS and, if successful, file for marketing approval in the United States and other territories;

•	prepare to commercialize QRX003 by establishing our own sales infrastructure in the U.S., Western Europe and Japan and enter into distribution partnerships in other territories. For example, we have entered into nine commercial partnerships for QRX003 spanning 61 countries outside of our core commercial territories. These partnership countries include Canada, Australia/New Zealand, the Middle East, China, Taiwan, Hong Kong, Singapore, Israel, Central and Eastern Europe, Turkey as well as several countries in Latin America; and

•	pursue business development activities by seeking partnering, licensing, merger and acquisition opportunities or other transactions to further expand our pipeline and drug-development capabilities.

To date, we have not commercialized any products and have not generated any revenue.

Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2022, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) the market value of our ADSs held by non-affiliates is less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Company Information

We were incorporated under the laws of the State of Israel in 1986 under the name Montiger Ltd. Between 1986 and 2021, we underwent several name changes, including the name change to Cellect Biotechnology Ltd. (“Cellect”). On October 28, 2021, Cellect completed the business combination with Quoin Pharmaceuticals, Inc., a Delaware corporation (“Quoin Inc.”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 24, 2021, by and among Cellect, Quoin Inc. and CellMSC, Inc., a Delaware corporation and wholly-owned subsidiary of Cellect (“Merger Sub”), pursuant to which Merger Sub merged with and into Quoin Inc., with Quoin Inc. surviving as a wholly-owned subsidiary of Cellect (the “Merger”). Immediately after completion of the Merger, Cellect changed its name to “Quoin Pharmaceuticals Ltd.”

Prior to January 1, 2023, we qualified as a “foreign private issuer” as such term is defined in Rule 405 under the Securities Act. Since January 1, 2023, we have been obligated to file or furnish reports, proxy statements, and other information on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects, and which must be filed more promptly, than the forms available to a foreign private issuer.

The address of our executive corporate offices is 42127 Pleasant Forest Ct., Ashburn, VA 20148, and our telephone number is (703) 980-4182. Our website is www.quoinpharma.com. Information contained on or accessible through this website is not incorporated by reference in, or otherwise a part of, this prospectus, and any references to this website are intended to be inactive textual references only.

The Offering

This prospectus relates to the resale or other disposition from time to time by the Selling Shareholders identified in this prospectus of up 10,045,455 ADSs. None of the ADSs registered for resale hereby are being offered for sale by us.

ADSs offered by the Selling Shareholders	10,045,455 ADSs, consisting of: (i) 15,152 Closing ADSs issued pursuant to the Purchase Agreement, (ii) 1,993,939 Pre-Funded ADSs issued or issuable upon the exercise of the Pre-Funded Warrants, (iii) 2,009,091 Series H ADSs issuable upon the exercise of Series H Warrants (or upon the exercise of Exchange Warrants initially issued upon the exercise of the Series H Warrants), (iv) 2,009,091 Series I ADSs issuable upon the exercise of Series I Warrants (or upon the exercise of Exchange Warrants initially issued upon the exercise of the Series I Warrants), (v) 2,009,091 Series J ADSs issuable upon the exercise of Series J Warrants (or upon the exercise of Exchange Warrants initially issued upon the exercise of the Series J Warrants), and (vi) 2,009,091 Series K ADSs issuable upon the exercise of Series K Warrants (or upon the exercise of Exchange Warrants initially issued upon the exercise of the Series K Warrants).
ADSs outstanding prior to this offering	838,976 ADSs (including the Closing ADSs and 25,000 Pre-Funded ADSs previously issued upon the exercise of certain Pre-Funded Warrants)
ADSs to be outstanding after this offering	10,844,279 ADSs, assuming the exercise in full for cash of all Pre-Funded Warrants and Ordinary Warrants
Registration of the ADSs	Pursuant to the terms of the Registration Rights Agreement, we agreed to file a registration statement with respect to the registration of the resale of the ADSs issued or issuable pursuant to the Private Placement, including the Closing ADS and those underlying the Pre-Funded Warrants and the Ordinary Warrants (the “Resale ADSs”) no later than 30 calendar days after the date of the Registration Rights Agreement, and to use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable and keep such registration statement effective at all times until all securities covered by such registration statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. The registration statement on Form S-3, of which this prospectus forms a part, is being filed to satisfy the requirement to register for resale the Resale ADSs.
Use of Proceeds	The Selling Shareholders will receive all of the proceeds from the sale of the ADSs sold by them pursuant to this prospectus. We will not receive any proceeds from the sale of ADSs by the Selling Shareholders. However, we could receive up to $88.7 million if all of the Ordinary Warrants issued to the Selling Shareholders in the Private Placement are exercised for cash. See “Use of Proceeds.”
Plan of Distribution	The Selling Shareholders named in this prospectus, or their pledgees, assignees and successors-in-interest, may offer or sell the ADSs offered hereby from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders may also resell the ADSs to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution.”
Risk Factors	See “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference in this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Nasdaq Capital Market trading symbol	Our ADSs are listed on Nasdaq under the symbol “QNRX.”

The information above is based on 29,364,180 Ordinary Shares represented by 838,976 ADSs outstanding as of November 3, 2025, with each ADS representing 35 Ordinary Shares, and excludes the following:

•	7,021,935 Ordinary Shares represented by 200,627 ADSs issuable upon the exercise of outstanding options at a weighted-average exercise price of $44.68 per ADS;

•	31,412,430 Ordinary Shares represented by 897,498 ADSs issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $23.12 per ADS;

•	3,000,000 Ordinary Shares represented by 85,714 ADSs reserved for future issuance under our 2025 Equity Incentive Plan.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the outstanding options or warrants described in the bullets above.

Risk Factors

Investing in ADSs involves a high degree of risk. Before deciding whether to invest in our ADSs, you should consider carefully the risks and uncertainties described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our ADSs in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below and incorporated by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our ADSs to decline, resulting in a loss of all or part of your investment. For more information, see the section entitled “Where You Can Find More Information.”

The sale of a substantial amount of our ADSs in the public market could adversely affect the prevailing market price of our securities.

We are registering for resale up to 10,045,455 ADSs, which is a significant number of ADSs compared to the current number of ADSs in the public market. Sales of substantial amounts of ADSs in the public market, or the perception that such sales might occur, could adversely affect the market price of our ADSs. We cannot predict if and when the Selling Shareholders may sell such ADSs in the public markets. Furthermore, in the future, we may issue additional ADSs or other equity or debt securities exercisable or convertible into ADSs. Any such issuance could result in substantial dilution to our existing shareholders and could cause the market price of our securities to decline.

The issuance of the ADSs covered by this prospectus could significantly increase the total number of ADSs in the public market and thereby cause our existing shareholders to experience substantial dilution.

As of November 3, 2025, there were 838,976 ADSs outstanding (including the Closing ADSs and 25,000 Pre-Funded ADSs previously issued upon the exercise of certain Pre-Funded Warrants). The number of ADSs covered by this prospectus (and not currently outstanding, which includes 1,968,939 Pre-Funded ADSs and 8,036,364 Ordinary Warrant ADSs) represents approximately 1,193% of the number of ADSs outstanding as of the date of this prospectus. As a result, if we issue the maximum number of ADSs that are being registered hereunder, an existing shareholder’s proportionate interest in us will be substantially diluted. The actual number of ADSs that we issue to the Selling Shareholders may be less than the aggregate number of ADSs covered by this prospectus.

Investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Shareholders may sell such ADSs at different times and at different prices.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our ADSs.

We may from time-to-time issue additional ADSs. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities or ADSs. Any future issuances of ADSs or securities convertible into ADSs would further dilute the percentage ownership of us held by holders of ADSs. In addition, the issuance of certain securities may be used as an “anti-takeover” device without further action on the part of our shareholders, and may adversely affect the holders of our ADSs.

We have not paid, and do not intend to pay, dividends on our Ordinary Shares and, therefore, unless our traded securities appreciate in value, our investors may not benefit from holding our securities.

We have not paid any cash dividends on our Ordinary Shares, and we do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future. Moreover, the Israeli Companies Law, 5759-1999 (the “Companies Law”) imposes certain restrictions on our ability to declare and pay dividends. As a result, investors in our ADSs or Ordinary Shares will not be able to benefit from owning these securities unless their market price becomes greater than the price paid by such investors and they are able to sell such securities. We cannot assure you that shareholders will ever be able to resell our securities at a price in excess of the price paid.

Under the Purchase Agreement, we are subject to certain restrictive covenants that may make it difficult to procure additional financing.

The Purchase Agreement contains, among others, various restrictive covenants which may make it difficult for us to procure financing. Pursuant to the Purchase Agreement, we agreed, subject to certain exceptions, (i) to not enter into variable rate financings for a period of 180 days following October 14, 2025, the closing date of the Private Placement (the “Closing Date”); (ii) to not enter into any equity financings until the later of 60 days after the Effective Date (as defined in “The Private Placement—The Purchase Agreement”) and 90 days after the Closing Date (the “Initial Standstill Period”), and (iii) to not enter into any equity financings at an effective price per ADS or Ordinary Share that is less $8.25 from the last day of the Initial Standstill Period until 180 days after the Effective Date. The Purchase Agreement further provides that the Purchasers have a right of participation in certain subsequent financings by us or any of our Subsidiaries in an amount equal to up to an aggregate of 25% of such subsequent financings for 12 months following the date of the Purchase Agreement.

If we require additional funding while these restrictive covenants remain in effect, we may be unable to effect a financing transaction on terms acceptable to us, or at all, while also remaining in compliance with the terms of the Purchase Agreement, or we may be forced to seek a waiver from the Purchasers, which such Purchasers are not obligated to grant to us.

Our need for future financing may result in the issuance of additional securities that will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors. We expect to require additional capital until our operations generate sufficient revenue to cover our expenses. Accordingly, we will need to obtain additional funding in connection with our continuing operations. The issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our Board of Directors, may further dilute the equity ownership of our shareholders.

Subject to the restrictions set forth in the Purchase Agreement, we may sell ADSs or other securities in another offering at a price per ADS that is less than the price per ADS that was paid by Purchasers in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to those of existing shareholders. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

Special Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus and the documents incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in this section of the prospectus titled “Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus and the documents incorporated by reference herein. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus and the documents incorporated by reference herein is accurate as of any date other than as of the date of this prospectus or that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any ADSs, you should consider carefully all of the factors set forth or referred to in this prospectus and the documents incorporated by reference that could cause actual results to differ.

SELECTED FINANCIAL DATA REFLECTING THE RATIO CHANGE AND THE REVERSE SPLIT

On April 9, 2025 we effected a change in the ratio of ADSs evidencing Ordinary Shares from one (1) ADS representing one (1) Ordinary Share to one (1) ADS representing thirty-five (35) Ordinary Shares (the “Ratio Change”), which resulted in a 1-for-35 reverse split of our issued and outstanding ADSs (the “Reverse Split”). The total number of outstanding ADSs was reduced from approximately 20,585,830 ADSs to approximately 588,166 ADSs as a result of the Ratio Change and the Reverse Split. The par value per Ordinary Share remained unchanged.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as adjusted to reflect the Ratio Change and the Reverse Split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

As Reported:

	Year Ended, December 31
	2024	2023
Net Loss	$(8,962,472)	$(8,686,573)
Net Loss per ADS	$(1.91)	$(9.64)
Weighted average ADS outstanding	4,688,723	900,919
ADS outstanding at year end	8,948,164	987,220

As adjusted for the Ratio Change and the Reverse Split:

	Year Ended, December 31
	2024	2023
Net Loss	$(8,962,472)	$(8,686,573)
Net Loss per ADS	$(66.90)	$(337.47)
Weighted average ADS outstanding	133,964	25,740
ADS outstanding at year end	255,662	28,206

Use Of Proceeds

We will not receive any proceeds from the sale of the ADSs by the Selling Shareholders. Accordingly, we will not receive any proceeds from the sale of the ADSs that may be sold from time to time pursuant to this prospectus. See “Plan of Distribution” elsewhere in this prospectus for more information. We will, however, receive up to an aggregate of approximately $88.7 million in cash from the exercise of the Ordinary Warrants. We intend to use the proceeds for general corporate purposes, which may include operating expenses, research and development, including completion of clinical development of QRX003 for Netherton Syndrome and advancing our clinical development of our Peeling Skin Syndrome and topical rapamycin programs, working capital, future acquisitions and general capital expenditures.

The Private Placement

Set forth below is a summary of the Private Placement transaction and the related agreements. Copies of the related agreements are filed as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to review the full text of such agreements.

On October 10, 2025, we entered into the Purchase Agreement with the Purchasers for the issuance and sale of securities in the Private Placement for gross proceeds at the Closing Date of approximately $16.6 million. The Purchase Agreement provides for the issuance and sale of (i) Ordinary Shares represented by 15,152 Closing ADSs, (ii) Ordinary Shares represented by 1,993,939 Pre-Funded ADSs, together with (iii)(A) Series H Warrants to purchase Ordinary Shares represented by up to 2,009,091 Series H ADSs, (B) Series I Warrants to purchase Ordinary Shares represented by up to 2,009,091 Series I ADSs, (C) Series J Warrants to purchase Ordinary Shares represented by up to 2,009,091 Series J ADSs, and (D) Series K Warrants to purchase Ordinary Shares represented by up to 2,009,091 Series K ADSs.

The Closing ADSs and accompanying Ordinary Warrants were sold at a combined purchase price of $8.25 (the “Unit Purchase Price”), and the Pre-Funded Warrants and accompanying Ordinary Warrants were sold at a combined purchase price of $8.2499, which equals the purchase price per ADS and accompanying Ordinary Warrants less $0.0001, which is in turn equal to the exercise price of each Pre-Funded Warrant. The Unit Purchase Price was equal to the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d), plus $0.50.

Dennis Langer, one of our directors, participated in the Private Placement. Mr. Langer purchased 15,152 Closing ADSs and accompanying Ordinary Warrants for a total purchase price of approximately $128,641, at a combined purchase price of $8.49 per Closing ADS and accompanying Ordinary Warrant. In accordance with Nasdaq rules, Mr. Langer’s purchase price was based upon the consolidated closing bid price from the trading day immediately preceding the date we entered into the Purchase Agreement, plus $0.50. Mr. Langer’s participation in the Private Placement was approved by both our Audit Committee and our Board of Directors.

The Private Placement closed on October 14, 2025. The aggregate upfront gross proceeds at the Closing Date were approximately $16.6 million, before deducting placement agent fees and other expenses payable by us. We received upfront net proceeds of approximately $15 million from the Private Placement, after deducting estimated offering expenses payable by us, including placement agent fees and expenses. Maxim Group LLC served as the exclusive placement agent in connection with the Private Placement and was paid (i) a cash fee equal to 7.0% of the aggregate gross proceeds of the Private Placement (excluding the securities purchased by Mr. Langer, for which no cash fee was paid), and (ii) up to $75,000 for legal fees and other out-of-pocket expenses.

Description of the Warrants

Beneficial ownership limitation. A holder of Pre-Funded Warrants or Ordinary Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or Ordinary Warrants for ADSs to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares represented by the ADSs issuable upon exercise of the applicable warrant (the “Beneficial Ownership Limitation”). Notwithstanding the foregoing, to the extent that an exercise of Ordinary Warrants would cause a holder, together with its affiliates, to beneficially own in excess of the Beneficial Ownership Limitation, such holder may elect to receive upon exercise of such Ordinary Warrant and payment of the exercise price of the Ordinary Warrant minus $0.0001, pre-funded warrants (the “Exchange Warrants”) to purchase an equal number of Ordinary Shares represented by the ADSs for an exercise price of $0.0001 per ADS.

Pre-Funded Warrants. The Pre-Funded Warrants have an exercise price of $0.0001 per ADS. The Pre-Funded Warrants are exercisable at any time after their original issuance, subject to the Beneficial Ownership Limitation and will not expire until exercised in full. In addition, the Pre-Funded Warrants may be exercised, in whole or in part, any time after issuance by means of a cashless exercise.

Ordinary Warrants. The Ordinary Warrants are exercisable at any time after their original issuance, subject to the Beneficial Ownership Limitation.

•	The Series H Warrants have an exercise price of $9.075 per ADS and may be exercised until the earlier of (i) five years from the Closing Date or (ii) 30 days after our public announcement that we have received Type C meeting minutes from the FDA indicating openness to baseline-controlled pivotal studies for QRX003 for the treatment of Netherton Syndrome.

•	The Series I Warrants have an exercise price of $10.3125 per ADS and may be exercised as follows: (i) 50% of the Series I Warrants may be exercised until the earlier of (A) five years from the Closing Date or (B) 30 days after our public announcement that the primary endpoint has been met in the monotherapy pivotal trial of QRX003 for the treatment of Netherton Syndrome, and (ii) 50% of the Series I Warrants may be exercised until the earlier of (A) five years from the Closing Date or (B) 30 days after our public announcement that the primary endpoint has been met in the adjuvant pivotal trial of QRX003 for the treatment of Netherton Syndrome.

•	The Series J Warrants have an exercise price of $12.375 per ADS and may be exercised until the earlier of (i) five years from the Closing Date or (ii) 30 days after the public announcement of the receipt of either accelerated or traditional approval by the FDA of QRX003 for the treatment of Netherton Syndrome.

•	The Series K Warrants have an exercise price of $12.375 per ADS and may be exercised until the earlier of (i) five years from the Closing Date or (ii) 30 days after the public announcement of our sale of a Priority Review Voucher (PRV).

If at the time of exercise on a date that is six months after the issuance of the Ordinary Warrants (the “Cashless Exercise Deadline”), there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the ADSs underlying the Ordinary Warrants, the Ordinary Warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise,” provided that if the SEC is closed for operations due to a government shutdown, the Cashless Exercise Deadline shall be extended by the same amount of days that the SEC remains closed for operations.

The exercise price and number of ADSs issuable upon exercise of the Pre-Funded Warrants and the Ordinary Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, changes in ADS ratio, reorganizations or similar events affecting our ADSs and the exercise price.

The foregoing does not purport to be a complete description of the Pre-Funded Warrants or the Ordinary Warrants and is qualified in its entirety by reference to the full text of such documents, which are filed as exhibits to the registration statement of which this prospectus forms a part.

The Purchase Agreement

The Purchase Agreement contains customary representations, warranties and covenants by us, customary conditions to closing, indemnification obligations of the parties signatory thereto, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

In addition, pursuant to the terms of the Purchase Agreement, we agreed, subject to certain exceptions, (i) to not enter into variable rate financings for a period of 180 days following the Closing Date, (ii) to not enter into any equity financings until the later of 60 days after the Effective Date (as defined below) and 90 days after the Closing Date (the “Initial Standstill Period”), and (iii) to not enter into any equity financings at an effective price per ADS or Ordinary Share that is less than the Unit Purchase Price from the last day of the Initial Standstill Period until 180 days after the Effective Date. The Purchase Agreement further provides that the Purchasers have a right of participation in certain subsequent financings by us or any of our Subsidiaries in an amount equal to up to an aggregate of 25% of such subsequent financings for 12 months following the date of the Purchase Agreement.

“Effective Date” is the earliest of the date that (a) the initial registration statement required to be filed pursuant to the Registration Rights Agreement (defined below) has been declared effective by the SEC, (b) all of the Securities (as defined in the Purchase Agreement) have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, or (c) all of the Securities may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company U.S. Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Securities pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the full text of the form of such document, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Registration Rights Agreement

In connection with the Private Placement, we entered into the Registration Rights Agreement, dated as of October 10, 2025, with the Purchasers, pursuant to which we agreed to prepare and file a registration statement with the SEC registering for resale the Resale ADSs no later than 30 calendar days after the date of the Registration Rights Agreement (the “Filing Date”), to use our commercially reasonable efforts to have the registration statement declared effective as promptly as possible thereafter, and in any event not more than 60 days following the date of the Registration Rights Agreement (or 90 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC) (the “Effectiveness Date”), provided that if the SEC is closed for operations due to a government shutdown, the applicable Effectiveness Date shall be extended by the same amount of days that the SEC remains closed for operations. In the event the Company does not comply with certain of its obligations under the Registration Rights Agreement, the Company will be required under the Registration Rights Agreement to pay to the Selling Shareholders liquidated damages as set forth in the Registration Rights Agreement until the applicable event is cured. The Registration Rights Agreement further provides that we shall use commercially reasonable efforts to keep such registration statement effective at all times until all securities covered by such registration statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

The foregoing does not purport to be a complete description of the Registration Rights Agreement and is qualified in its entirety by reference to the full text of the form of such document, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Lock-Up Agreements

In connection with the Private Placement, each of our directors and officers entered into a lock-up agreement (each a “Lock-Up Agreement” and collectively, the “Lock-Up Agreements”) dated October 10, 2025. Under the Lock-Up Agreements, our directors and officers agreed not to take any of the following actions without the Placement Agent’s prior written consent for a period of 180 days following the date of the Lock-Up Agreements (the “Lock-Up Period”):

•	offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any Ordinary Shares (including, without limitation, Ordinary Shares the director or officer beneficially owns and Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise;

•	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise;

•	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any of our other securities, subject to certain exceptions; and

•	publicly disclose the intention to do any of the foregoing during the Lock-Up Period.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

SELLING SHAREHOLDERS

The ADSs being offered by the Selling Shareholders are those Closing ADSs issued to the Selling Shareholders in the Private Placement and those ADSs issued or issuable to the Selling Shareholders upon exercise of the Pre-Funded Warrants or the Ordinary Warrants. For additional information regarding the issuances of the Closing ADSs, the Pre-Funded Warrants and the Ordinary Warrants, see “The Private Placement.” We are registering the ADSs in order to permit the Selling Shareholders to offer the ADSs for resale from time to time. Other than the ownership of our ADSs, the Pre-Funded Warrants and the Ordinary Warrants, the Selling Shareholders have not had any material relationship with us within the past three years, except that Dr. Dennis H. Langer has served on our Board of Directors since 2021.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the ADSs by each of the Selling Shareholders. Such table has been prepared based upon information furnished to us by the Selling Shareholders. The Selling Shareholders identified below may have sold, transferred or otherwise disposed of some or all of their ADSs since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Shareholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The column “Number of ADSs Beneficially Owned Prior to Offering” lists the number of ADSs beneficially owned by each of the Selling Shareholders, including their ownership of the Resale ADSs, as of November 3, 2025, assuming exercise in full of the Pre-Funded Warrants and the Ordinary Warrants on that date, without regard to the Beneficial Ownership Limitation (see footnote (1) below). The number of ADSs reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any ADSs as to which a person has sole or shared voting power or investment power and any ADSs which the person has the right to acquire within 60 days after November 3, 2025 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below, we believe, based on information furnished to us that each Selling Shareholder named in this table has sole voting and investment power with respect to the ADSs indicated as beneficially owned.

The column “Maximum Number of ADSs to be Sold in this Offering” lists the maximum number of ADSs being offered by this prospectus by the Selling Shareholders. In accordance with the terms of the Registration Rights Agreement with the Selling Shareholders, this prospectus generally covers the resale of the sum of (i) the number of Closing ADSs issued to the Selling Shareholders in the Private Placement, and (ii) the maximum number of ADSs issued or issuable upon exercise of the Pre-Funded Warrants and the Ordinary Warrants, determined as if the outstanding Pre-Funded Warrants and the Ordinary Warrants were exercised in full as of the trading day immediately preceding the date this Registration Statement is initially filed with the SEC, without regard to the Beneficial Ownership Limitation.

The columns “Number of ADSs Beneficially Owned After Offering” and “Percentage of ADSs Beneficially Owned After Offering” assume the sale of all of the ADSs offered by each Selling Shareholder pursuant to this prospectus. We have assumed that all of the ADSs reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of ADSs that will be held by the Selling Shareholders upon termination of the offering covered by this prospectus because the Selling Shareholders may offer some, all or none of the ADSs being offered in the offering. See “Plan of Distribution.” Information about the Selling Shareholders may change over time. Any changed information will be set forth in an amendment to the Registration Statement or supplement to this prospectus, to the extent required by law.

Name of Selling Shareholder	Number of ADSs Beneficially Owned Prior to Offering(1)	Maximum Number of ADSs to be Sold in this Offering(1)	Number of ADSs Beneficially Owned After Offering	Percentage of ADSs Beneficially Owned After Offering
ADAR1 Partners, LP (2)	262,120	262,120	0	-
AIGH Investment Partners, LP (3)	1,323,635	1,323,635	0	-
Blackwell Partners LLC - Series A (4)	474,140	474,140	0	-
Brio Capital Master Fund Ltd. (5)	363,635	363,635	0	-
Daniel Herr and Lauren Rimoin Living Trust (6)	181,815	181,815	0	-
Dellora Investments Master Fund LP (7)	551,515	551,515	0	-
Dellora Long Only Master Fund LP (8)	54,545	54,545	0	-
Diadema Partners Master Fund LP (9)	109,520	109,520	0	-
Diadema Partners Strategic Fund LP (10)	173,325	173,325	0	-
Lytton-Kambar Foundation (11)	909,090	909,090	0	-
MK Plumeria, LLC (12)	60,605	60,605	0	-
Nantahala Capital Partners Limited Partnership (13)	330,220	330,220	0	-
NCP RFM LP (14)	104,730	104,730	0	-
Persistent Asset Global Select Fund SPC (15)	118,520	118,520	0	-
Point72 Associates, LLC (16)	909,090	909,090	0	-
Propel Bio Partners L.P. (17)	128,555	128,555	0	-
Revach Fund LP (18)	303,030	303,030	0	-
Simplify Propel Opportunities ETF (19)	174,475	174,475	0	-
Soleus Capital Master Fund, L.P. (20)	1,363,650	1,363,650	0	-
Spearhead Insurance Solutions IDF, LLC - Series ADAR1 (21)	40,910	40,910	0	-
Stonepine Capital, LP (22)	615,071	606,060	9,011	-
The Hewlett Fund LP (23)	424,240	424,240	0	-
Valence8 Diversified (US) LLC (24)	53,180	53,180	0	-
Velan Capital Master Fund LP (25)	424,245	424,245	0	-
Velan Horizon Fund LP (26)	30,300	30,300	0	-
WVP Emerging Manager Onshore Fund, LLC – AIGH Series (27)	494,545	494,545	0	-
Dr. Dennis H. Langer (28)	75,837	75,760	77	-

(1)	Pursuant to the Beneficial Ownership Limitation under the terms of the Pre-Funded Warrants and the Ordinary Warrants, a Selling Shareholder may not exercise any of such warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to own a number of Ordinary Shares represented by ADSs which would exceed 4.99% of our then outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Ordinary Shares represented by ADSs issuable upon exercise of such warrants which have not been exercised. The number of ADSs set forth in the above table does not reflect the application of this Beneficial Ownership Limitation.

(2)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 52,424 Pre-Funded ADS, (ii) 52,424 Series H ADS, (iii) 52,424 Series I ADS, (iv) 52,424 Series J ADS and (v) 52,424 Series K ADS. ADAR1 Capital Management, LLC acts as an investment adviser to, and manages investment and trading accounts of, ADAR1 Partners, LP (“ADAR1”). ADAR1 Capital Management GP, LLC (“ADAR1 General Partner”) acts as the general partner of ADAR1. ADAR1 Capital Management and ADAR1 General Partner may be deemed to indirectly beneficially own securities held by ADAR1. Mr. Daniel Schneeberger is the Manager of ADAR1 Capital Management, LLC and ADAR1 General Partner. Mr. Schneeberger may be deemed to indirectly beneficially own securities held by ADAR1. The address of ADAR1 Capital Management, LLC is 3503 Wild Cherry Drive, Building 9, Austin, Texas 78738.

(3)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 264,727 Pre-Funded ADS, (ii) 264,727 Series H ADS, (iii) 264,727 Series I ADS, (iv) 264,727 Series J ADS and (v) 264,727 Series K ADS. AIGH Capital Management, LLC serves as an advisor or sub-advisor with respect to securities held by AIGH Investment Partners, LP. Orin Hirschman is the Managing Member of AIGH Capital Management, LLC. The principal place of business of AIGH Investment Partners, LP is 6006 Berkeley Avenue, Baltimore, MD 21209.

(4)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 94,828 Pre-Funded ADS, (ii) 94,828 Series H ADS, (iii) 94,828 Series I ADS, (iv) 94,828 Series J ADS and (v) 94,828 Series K ADS. Each of Wilmot B. Harkey and Daniel Mack may be deemed to be beneficial owners of securities held by Blackwell Partners LLC – Series A (“Blackwell”) as the managing members of Nantahala Capital Management, LLC, which is the investment manager of Blackwell. The address of Blackwell is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(5)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 72,727 Pre-Funded ADS, (ii) 72,727 Series H ADS, (iii) 72,727 Series I ADS, (iv) 72,727 Series J ADS and (v) 72,727 Series K ADS. Brio Capital Management LLC, is the investment manager of Brio Capital Master Fund Ltd. and has the voting and investment discretion over securities held by Brio Capital Master Fund Ltd. Shaye Hirsch, in his capacity as Managing Member of Brio Capital Management LLC, makes voting and investment decisions on behalf of Brio Capital Management LLC in its capacity as the investment manager of Brio Capital Master Fund Ltd. The address of the Selling Shareholder is c/o Brio Capital Management LLC, 100 Merrick Road, Suite 401 W. Rockville Center, NY 11570.

(6)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 36,363 Pre-Funded ADS, (ii) 36,363 Series H ADS, (iii) 36,363 Series I ADS, (iv) 36,363 Series J ADS and (v) 36,363 Series K ADS. The trustees of the Daniel Herr and Lauren Rimoin Living Trust (the “Trust”) are Daniel Herr and Lauren Rimoin, who share voting and dispositive power over the securities held by the Trust.

(7)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 110,303 Pre-Funded ADSs, (ii) 110,303 Series H ADSs, (iii) 110,303 Series I ADSs, (iv) 110,303 Series J ADSs and (v) 110,303 Series K ADSs. Dellora Investments LP, which serves as the investment manager to the Selling Stockholder, may be deemed to be the beneficial owner of all of the securities held by the Selling Shareholder. Kevin Pyun, as Principal of Dellora Investments LP, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all of the securities held by the Selling Shareholder. Dellora Investments LP and Kevin Pyun expressly disclaim beneficial ownership over any of the securities held by the Selling Shareholder. The business address of each of Dellora Investments LP and Kevin Pyun is 283 Greenwich Ave., 3rd Floor, Greenwich, CT 06830.

(8)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 10,909 Pre-Funded ADSs, (ii) 10,909 Series H ADSs, (iii) 10,909 Series I ADSs, (iv) 10,909 Series J ADSs and (v) 10,909 Series K ADSs. Dellora Investments LP, which serves as the investment manager to the Selling Stockholder, may be deemed to be the beneficial owner of all of the securities held by the Selling Shareholder. Kevin Pyun, as Principal of Dellora Investments LP, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all of the securities held by the Selling Shareholder. Dellora Investments LP and Kevin Pyun expressly disclaim beneficial ownership over any of the securities held by the Selling Shareholder. The business address of each of Dellora Investments LP and Kevin Pyun is 283 Greenwich Ave., 3rd Floor, Greenwich, CT 06830.

(9)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 21,904 Pre-Funded ADSs, (ii) 21,904 Series H ADSs, (iii) 21,904 Series I ADSs, (iv) 21,904 Series J ADSs and (v) 21,904 Series K ADSs. Diadema Partners LP (“Diadema Partners”) is the investment manager for the Selling Shareholder; and Diadema Partners General Partner LLC (“Diadema Partners GP”) is the sole general partner of Diadema Partners. Timothy Bassett is the sole managing member of Diadema Partners GP. Each of Diadema Partners, Diadema Partners GP, and Mr. Bassett disclaims beneficial ownership of these securities held directly by the Selling Shareholder except to the extent of their pecuniary interest therein. The address of the Selling Shareholder is 2140 Headquarters Plaza, East Tower 2nd Floor, Morristown, NJ 07960.

(10)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 34,665 Pre-Funded ADSs, (ii) 34,665 Series H ADSs, (iii) 34,665 Series I ADSs, (iv) 34,665 Series J ADSs and (iv) 34,665 Series K ADSs. Diadema Partners LP (“Diadema Partners”) is the investment manager for the Selling Shareholder; and Diadema Partners General Partner LLC (“Diadema Partners GP”) is the sole general partner of Diadema Partners. Timothy Bassett is the sole managing member of Diadema Partners GP. Each of Diadema Partners, Diadema Partners GP, and Mr. Bassett disclaims beneficial ownership of these securities held directly by the Selling Shareholder except to the extent of their pecuniary interest therein. The address of the Selling Shareholder is 2140 Headquarters Plaza, East Tower 2nd Floor, Morristown, NJ 07960.

(11)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 181,818 Pre-Funded ADSs, (ii) 181,818 Series H ADSs, (iii) 181,818 Series I ADSs, (iv) 181,818 Series J ADSs and (v) 181,818 Series K ADSs. Laurence Lytton has sole voting and investment control of the securities beneficially owned by the Selling Shareholder.

(12)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 12,121 Pre-Funded ADSs, (ii) 12,121 Series H ADSs, (iii) 12,121 Series I ADSs, (iv) 12,121 Series J ADSs and (v) 12,121 Series K ADSs. Daniel Herr is the Manager of MK Plumeria and has sole voting and dispositive power over the securities held by MK Plumeria. Daniel Herr disclaims beneficial ownership over any securities owned by MK Plumeria.

(13)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 66,044 Pre-Funded ADSs, (ii) 66,044 Series H ADSs, (iii) 66,044 Series I ADSs, (iv) 66,044 Series J ADSs and (v) 66,044 Series K ADSs. Each of Wilmot B. Harkey and Daniel Mack may be deemed to be beneficial owners of securities held by Nantahala Capital Partners Limited Partnership (“Nantahala”) as the managing members of Nantahala Capital Management, LLC, which is the general partner of Nantahala. The address for Nantahala is 130 Main St. 2nd Floor, New Canaan, Connecticut 06840.

(14)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 20,946 Pre-Funded ADSs, (ii) 20,946 Series H ADSs, (iii) 20,946 Series I ADSs, (iv) 20,946 Series J ADSs and (v) 20,946 Series K ADSs. Each of Wilmot B. Harkey and Daniel Mack may be deemed to be beneficial owners of securities held by NCP RFM LP (“NCP RFM”) as the managing members of Nantahala Capital Management, LLC, which is the investment manager of NCP RFM. The address of NCP RFM is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(15)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 23,704 Pre-Funded ADSs, (ii) 23,704 Series H ADSs, (iii) 23,704 Series I ADSs, (iv) 23,704 Series J ADSs and (v) 23,704 Series K ADSs. Diadema Partners LP (“Diadema Partners”) is the investment advisor for the Selling Shareholder; and Diadema Partners General Partner LLC (“Diadema Partners GP”) is the sole general partner of Diadema Partners. Timothy Bassett is the sole managing member of Diadema Partners GP. Each of Diadema Partners, Diadema Partners GP, and Mr. Bassett disclaims beneficial ownership of these securities held directly by the Selling Shareholder except to the extent of their pecuniary interest therein. The address of the Selling Shareholder is 2140 Headquarters Plaza, East Tower 2nd Floor, Morristown, NJ 07960.

(16)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 181,818 Pre-Funded ADSs, (ii) 181,818 Series H ADSs, (iii) 181,818 Series I ADSs, (iv) 181,818 Series J ADSs and (v) 181,818 Series K ADSs. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the securities held by Point72 Associates, LLC that are disclosed herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities. The address of the Selling Shareholder is /o Point72 Asset Management 72 Cummings Point Road Stamford, CT 06902.

(17)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 25,711 Pre-Funded ADSs, (ii) 25,711 Series H ADSs, (iii) 25,711 Series I ADSs, (iv) 25,711 Series J ADSs and (v) 25,711 Series K ADSs. Leen Kawas has sole voting and investment control of the securities beneficially owned by the Selling Shareholder. The address of the Selling Shareholder is 11620 Wilshire Blvd, Suite 350 Los Angeles, CA 90025.

(18)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 60,606 Pre-Funded ADSs, (ii) 60,606 Series H ADSs, (iii) 60,606 Series I ADSs, (iv) 60,606 Series J ADSs and (v) 60,606 Series K ADSs. Chaim Davis is the managing member of Revach Group, LLC, the general partner of Revach Fund L.P Each of Revach Group, LLC and Chaim Davis disclaims beneficial ownership of the securities held directly by Revach Fund L.P. except to the extent of their pecuniary interest therein.

(19)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 34,895 Pre-Funded ADSs, (ii) 34,895 Series H ADSs, (iii) 34,895 Series I ADSs, (iv) 34,895 Series J ADSs and (v) 34,895 Series K ADSs. Fiona Ho, the Chief Operating Officer of the Selling Shareholder, has sole voting and investment control of the securities beneficially owned by the Selling Shareholder. The address of the Selling Shareholder is 10845 Griffith Peak Drive, Suite 200, Las Vegas, NV 89135.

(20)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 272,730 Pre-Funded ADSs, (ii) 272,730 Series H ADSs, (iii) 272,730 Series I ADSs, (iv) 272,730 Series J ADSs and (v) 272,730 Series K ADSs. Soleus Capital, LLC is the sole general partner of Soleus Capital Master Fund, L.P.; Soleus Capital Group, LLC is the sole managing member of Soleus Capital, LLC; Soleus Capital Management, L.P. (“Soleus Capital Management”) is the investment manager for Soleus Capital Master Fund; and Soleus GP, LLC is the sole general partner of Soleus Capital Management. Guy Levy is the sole managing member of Soleus Capital Group, LLC and Soleus GP, LLC. Each of Soleus Capital, LLC, Soleus Capital Group, LLC, Soleus Capital Management, Soleus GP, LLC and Mr. Levy disclaims beneficial ownership of the securities held directly by Soleus Capital Master Fund, L.P. except to the extent of their pecuniary interest therein. The address for each of these entities and individual is 100 Field Point Road, Suite 200, Greenwich, CT 06830.

(21)

The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 8,182 Pre-Funded ADSs, (ii) 8,182 Series H ADSs, (iii) 8,182 Series I ADSs, (iv) 8,182 Series J ADSs and (v) 8,182 Series K ADSs. As the sub-advisor of Spearhead Insurance Solutions IDF, LLC - Series ADAR1 (“Spearhead”), ADAR1 Capital Management may be deemed to indirectly beneficially own securities held by Spearhead. Mr. Daniel Schneeberger is the Manager of ADAR1 Capital Management and may be deemed to indirectly beneficially own securities held by Spearhead by holding voting and dispositive power over such securities. Mr. Schneeberger disclaims beneficial ownership over any securities owned by Spearhead except to the extent of his pecuniary interest therein. The address of Spearhead is 3828 Kennett Pike, Suite 202, Greenville, DE 19807.

(22)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 9,011 ADS directly held, (ii) 121,212 Pre-Funded ADSs, (iii) 121,212 Series H ADSs, (iv) 121,212 Series I ADSs, (v) 121,212 Series J ADSs and (vi) 121,212 Series K ADSs. Jon M. Plexico has sole voting and investment control of the securities beneficially owned by the Selling Shareholder. The address of the Selling Shareholder is 2900 NW Clearwater Dr, Ste 100-11; Bend, OR 97703.

(23)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 84,848 Pre-Funded ADSs, (ii) 84,848 Series H ADSs, (iii) 84,848 Series I ADSs, (iv) 84,848 Series J ADSs and (v) 84,848 Series K ADSs. Martin Chopp has sole voting and investment control of the securities beneficially owned by the Selling Shareholder. The address of the Selling Shareholder is 100 Merrick Road - Suite 400W Rockville Centre, NY 11570.

(24)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 10,636 Pre-Funded ADSs, (ii) 10,636 Series H ADSs, (iii) 10,636 Series I ADSs, (iv) 10,636 Series J ADSs and (v) 10,636 Series K ADSs. Diadema Partners LP (“Diadema Partners”) is the investment manager for the Selling Shareholder; and Diadema Partners General Partner LLC (“Diadema Partners GP”) is the sole general partner of Diadema Partners. Timothy Bassett is the sole managing member of Diadema Partners GP. Each of Diadema Partners, Diadema Partners GP, and Mr. Bassett disclaims beneficial ownership of the securities held directly by the Selling Shareholder except to the extent of their pecuniary interest therein. The address of the Selling Shareholder is 2140 Headquarters Plaza, East Tower 2nd Floor, Morristown, NJ 07960.

(25)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 84,849 Pre-Funded ADSs, (ii) 84,849 Series H ADSs, (iii) 84,849 Series I ADSs, (iv) 84,849 Series J ADSs and (v) 84,849 Series K ADSs. Velan Capital Holdings LLC (“Velan GP”), as the general partner of the Selling Shareholder, may be deemed to beneficially own the securities beneficially owned by the Selling Shareholder. Velan Capital Investment Management LP (“Velan Capital”), as the investment manager of the Selling Shareholder, may be deemed to beneficially own the securities beneficially owned by the Selling Shareholder. Velan Capital Management LLC (“Velan IM GP”), as the general partner of Velan Capital, may be deemed to beneficially own the securities beneficially owned by the Selling Shareholder. Balaji Venkataraman, as a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the securities beneficially owned by the Selling Shareholder. Adam Morgan, as a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the securities beneficially owned by the Selling Shareholder.The address of the Selling Shareholder is c/o Velan Capital Investment Management LP 100 North Main Street, Suite 301, Alpharetta, GA 30009.

(26)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 6,060 Pre-Funded ADSs, (ii) 6,060 Series H ADSs, (iii) 6,060 Series I ADSs, (iv) 6,060 Series J ADSs and (v) 6,060 Series K ADSs. Velan Horizon GP LLC (“Velan Horizon GP”), as the general partner of the Selling Shareholder, may be deemed to beneficially own the securities beneficially owned by the Selling Shareholder. Velan Capital Investment Management LP (“Velan Capital”), as the investment manager of the Selling Shareholder, may be deemed to beneficially own the securities beneficially owned by the Selling Shareholder. Velan Capital Management LLC (“Velan IM GP”), as the general partner of Velan Capital, may be deemed to beneficially own the securities beneficially owned by the Selling Shareholder. Balaji Venkataraman, as a Managing Member of each of Velan Horizon GP and Velan IM GP, may be deemed to beneficially own the securities beneficially owned by the Selling Shareholder. Adam Morgan, as a Managing Member of each of Velan Horizon GP and Velan IM GP, may be deemed to beneficially own the securities beneficially owned by the Selling Shareholder.The address of the Selling Shareholder is c/o Velan Capital Investment Management LP 100 North Main Street, Suite 301, Alpharetta, GA 30009.

(27)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 98,909 Pre-Funded ADSs, (ii) 98,909 Series H ADSs, (iii) 98,909 Series I ADSs, (iv) 98,909 Series J ADSs and (v) 98,909 Series K ADSs. AIGH Capital Management, LLC serves as an advisor or sub-advisor with respect to securities held by WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series. Orin Hirschman is the Managing Member of AIGH Capital Management, LLC. The principal place of business of WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series is 6006 Berkeley Avenue, Baltimore, MD 21209.

(28)	The ADSs beneficially owned prior to this offering (which does not reflect the application of the Beneficial Ownership Limitation) includes (i) 15,153 ADSs held directly, (ii) 76 ADSs issuable upon the exercise of options which may be exercised within 60 days of November 3, 2025, (iii) 15, 152 Series H ADSs, (iv) 15,152 Series I ADSs, (v) 15,152 Series J ADSs and (vi) 15,152 Series K ADSs. The address of Dr. Langer is c/o Quoin Pharmaceuticals Ltd. 42127 Pleasant Forest Court, Ashburn, VA 20148-7349.

PLAN OF DISTRIBUTION

Each Selling Shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ADSs covered by this prospectus on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the ADSs are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to use its commercially reasonable efforts to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ADSs for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ADSs by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel.

Experts

The consolidated financial statements as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find MORE Information

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we, the Selling Shareholders nor any agent, underwriter or dealer has authorized any person to provide you with different information. Neither we nor the Selling Shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about Quoin Pharmaceuticals Ltd. is contained at our website, www.quoinpharma.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

Incorporation Of Certain Information By Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37846):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 13, 2025 (the “Form 10-K”);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 13, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Commission on August 7, 2025;

•	Our Quarterly Report on Form 10-Q for the ended September 30, 2025, filed with the Commission on November 6, 2025;

•	Our Current Reports on Form 8-K filed with the Commission on January 6, 2025, January 16, 2025, January 23, 2025, February 4, 2025, February 27, 2025, March 20, 2025, April 2, 2025, April 4, 2025, April 4, 2025, April 30, 2025, May 21, 2025, May 23, 2025, June 4, 2025, June 20, 2025, June 25, 2025, July 8, 2025, August 21, 2025, August 27, 2025, October 15, 2025, October 21, 2025, November 12, 2025 and November 17, 2025;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 17, 2025; and

•	The description of our ADSs and Ordinary Shares set forth in Exhibit 4.15 to the Form 10-K, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made with the SEC (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements after the date of this prospectus and until the offering of securities covered by this prospectus has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide, without charge, to each person to whom a copy of this prospectus or any other supplement or amendment forming a part of the registration statement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein and therein, including exhibits. Requests should be directed to:

Quoin Pharmaceuticals Ltd.
42127 Pleasant Forest Ct
Ashburn, VA 20148
Attention: Corporate Secretary
(703) 980-4182

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

10,045,455 American Depositary Shares Representing 351,590,925 Ordinary Shares

PROSPECTUS